Exhibit 99.1

FERRELLGAS PARTNERS, L.P. REPORTS FIRST QUARTER FISCAL 2022 RESULTS

•	Financial Highlights
•	Gross Profit for the first fiscal quarter increased by $10.8 million compared to the prior year period.
•	Operating Income for the first fiscal quarter increased by 60% compared to the prior year period.
•	Company Highlights
•	Ferrellgas began its partnership with Operation Warm bringing warmth through winter coats to families in need across the United States.
•	Ferrellgas welcomed its newest acquisitions to the Ferrellgas Family: Starlite, located on Long Island, New York, and Northern Cascades, in Washington state.
•	Ferrellgas Management Development Program began its second year and continues to contribute to our performance. This leadership initiative provides an opportunity for excellence in leadership, logistics, and operations management.
•	Ferrellgas acquired a new service mark, Fuel Life Simply.

Overland Park, KS., December 15, 2021 (GLOBE NEWSWIRE) – Ferrellgas Partners, L.P. (OTC: FGPR) (“Ferrellgas” or the “Company”) today reported financial results for its first fiscal quarter ended October 31, 2021.

"At Ferrellgas, we believe in being easy to do business with. It starts with our people. Our proud employee owners are passionately committed to the highest standards of professionalism and safety, and truly believe in helping customers have a wonderful experience. We call that Fuel Life Simply,” said James E. Ferrell, Chief Executive Officer and President.

The Company delivered $4.6 million higher operating income in the first fiscal quarter versus the same period last year.  Contributing to the increase is cost management, which led to continued margin performance.

Overall gallon performance contributed to an increase in the first fiscal quarter gross profit of $10.8 million, or 6.7%, higher than the prior year period. Operating expenses as a percentage of total revenue were approximately 7.4% lower than the prior year period. Margin per gallon for the quarter increased by $0.11, or 12% higher than the prior year period. The Company demonstrated continued operational excellence on its strategic initiative of delivering gallons more efficiently, which led to significant containment of operating expenses during the quarter. These tighter controls meant less fleet required and  fewer miles driven resulting in less fuel consumed by trucks.

The first fiscal quarter continues to demonstrate Ferrellgas’ strength as a technology enabled, logistics company providing a clean, desirable fuel to a tenured customer base. A favorable credit position over the prior year period continues to position Ferrellgas well with suppliers. The Company’s continued emphasis on leadership development, excellence in operational expense management, and implementation of logistics fundamentals continues to increase efficiency and profitability. We are focused on continuous improvement by dedicated distribution managers, safety-minded delivery professionals and a committed customer service organization that continues to provide the foundation for the Company to build on.

For the first fiscal quarter, the Company reported net loss attributable to Ferrellgas Partners, L.P. of $8.6 million, or $5.25 per Class A Unit, compared to prior year period net loss of $46.1 million, or $9.39 per Class A Unit. Adjusted EBITDA, a non-GAAP measure, increased by $3.4 million to $37.3 million in the first  fiscal quarter compared to $33.9 million in the prior year period.

“Our performance is made possible through our over 2,700 delivery and customer service professionals. Their commitment to our customers and Company enable our continued high performance,” Ferrell added. “Our success is further strengthened by the incredibly dedicated employees of Ferrellgas, across our corporate operations and the field. Our management teams have demonstrated excellence in the areas of growth all while managing a challenging supply chain environment.  I could not be more proud of our people and how they have succeeded.”

Commitment by Ferrellgas employees to communities they work and live in took on a new meaning this quarter as Ferrellgas began a partnership with Operation Warm. Ferrellgas supports communities in two ways: with great service and by giving back. The partnership with Operation Warm will provide new winter coats to underserved children in Ferrellgas-serviced communities across the country.

As previously announced, on October 8, 2021, we paid a $49.9 million distribution to holders of record of the Class B Units as of September 24, 2021 – an activity made possible by the continued strong performance of the Company.

On Friday, December 17, 2021, James E. Ferrell, Chief Executive Officer and President, and Tamria Zertuche, Chief Operating Officer, will conduct a live teleconference on the Internet at https://edge.media-server.com/mmc/p/cvhpm3d9 to discuss the results of operations for the first fiscal quarter. The live webcast of the teleconference will begin at 8:00 a.m. Central Time (9:00 a.m. Eastern Time). Questions may be submitted via the investor relations e-mail box at InvestorRelations@ferrellgas.com.

About Ferrellgas

Ferrellgas Partners, L.P., through its operating partnership, Ferrellgas, L.P., and subsidiaries, serves propane customers in all 50 states, the District of Columbia, and Puerto Rico. Ferrellgas employees indirectly own 1.1 million Class A Units of the partnership, through an employee stock ownership plan. Ferrellgas Partners, L.P. filed a Form 10-K with the Securities and Exchange Commission on October 15, 2021. Investors can request a hard copy of this filing free of charge and obtain more information about the partnership online at www.ferrellgas.com.

Forward Looking Statements

Statements in this release concerning expectations for the future are forward-looking statements. A variety of known and unknown risks, uncertainties and other factors could cause results, performance, and expectations to differ materially from anticipated results, performance, and expectations. These risks, uncertainties, and other factors include those discussed in the Form 10-K of Ferrellgas Partners, L.P., Ferrellgas Partners Finance Corp., Ferrellgas, L.P., and Ferrellgas Finance Corp. for the fiscal year ended July 31, 2021, and in other documents filed from time to time by these entities with the Securities and Exchange Commission.

Contacts

Investor Relations – InvestorRelations@ferrellgas.com

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except unit data)

(unaudited)

ASSETS	October 31, 2021	July 31, 2021

Current Assets:
Cash and cash equivalents (including $11,500 of restricted cash at October 31, 2021 and July 31, 2021)	$168,851	$281,952
Accounts and notes receivable, net	163,473	131,574
Inventories	131,280	88,379
Price risk management asset	129,389	78,001
Prepaid expenses and other current assets	59,600	39,092
Total Current Assets	652,593	618,998

Property, plant and equipment, net	585,993	582,118
Goodwill, net	251,065	246,946
Intangible assets (net of accumulated amortization of $434,166 and $432,032 at October 31, 2021 and July 31, 2021, respectively)	103,277	100,743
Operating lease right-of-use asset	87,379	87,611
Other assets, net	96,318	93,228
Total Assets	$1,776,625	$1,729,644

LIABILITIES, MEZZANINE AND EQUITY

Current Liabilities:
Accounts payable	$80,233	$47,913
Broker margin deposit liability	126,325	79,178
Current portion of long-term debt	2,079	1,670
Current operating lease liabilities	27,207	25,363
Other current liabilities	154,309	166,822
Total Current Liabilities	390,153	320,946

Long-term debt	1,446,895	1,444,890
Operating lease liabilities	72,117	74,349
Other liabilities	63,822	61,189

Contingencies and commitments

Mezzanine Equity:
Senior preferred units, net of issue discount and other offering costs (700,000 units outstanding at October 31, 2021 and July 31, 2021)	651,349	651,349

Equity:
Limited partner Unitholders
Class A (4,857,605 Units outstanding at October 31, 2021 and July 31, 2021)	(1,239,276)	(1,214,813)
Class B (1,300,000 Units outstanding at October 31, 2021 and July 31, 2021)	333,014	383,012
General partner Unitholder (49,496 Units outstanding at October 31, 2021 and July 31, 2021)	(72,426)	(72,178)
Accumulated other comprehensive income	138,679	88,866
Total Ferrellgas Partners, L.P. Equity	(840,009)	(815,113)
Noncontrolling interest	(7,702)	(7,966)
Total Equity	(847,711)	(823,079)
Total Liabilities, Mezzanine and Equity	$1,776,625	$1,729,644

FERRELLGAS PARTNERS, L.P. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per unit data)

(unaudited)

	Three months ended		Twelve months ended
	October 31		October 31
	2021	2020	2021	2020
Revenues:
Propane and other gas liquids sales	$372,704	$281,049	$1,760,507	$1,423,455
Other	21,802	19,845	87,415	82,051
Total revenues	394,506	300,894	1,847,922	1,505,506

Cost of sales:
Propane and other gas liquids sales	220,538	137,627	964,847	676,652
Other	3,610	3,667	12,671	12,989

Gross profit	170,358	159,600	870,404	815,865

Operating expense - personnel, vehicle, plant & other	117,112	109,027	473,902	487,539
Operating expense - equipment lease expense	5,690	6,830	25,922	31,459
Depreciation and amortization expense	20,295	21,390	84,286	82,652
General and administrative expense	12,575	13,080	59,560	49,137
Non-cash employee stock ownership plan compensation charge	909	708	3,416	2,784
Loss on asset sales and disposals	1,410	813	2,428	6,502

Operating income	12,367	7,752	220,890	155,792

Interest expense	(25,395)	(54,226)	(144,785)	(201,491)
Loss on extinguishment of debt	—	—	(104,834)	(37,399)
Other income (expense), net	4,264	108	8,426	(220)
Reorganization items, net	—	—	(10,467)	—

Loss before income tax expense	(8,764)	(46,366)	(30,770)	(83,318)

Income tax expense	96	87	750	420

Net loss	(8,860)	(46,453)	(31,520)	(83,738)

Net loss attributable to noncontrolling interest (a)	(254)	(391)	(565)	(535)

Net loss attributable to Ferrellgas Partners, L.P.	(8,606)	(46,062)	(30,955)	(83,203)

Distribution to preferred unitholders	17,005	—	41,029	—

Less: General partner's interest in net loss	(86)	(461)	(309)	(832)

Class A Unitholders' interest in net loss	$(25,525)	$(45,601)	$(71,675)	$(82,371)

Loss Per Class A Unit
Basic and diluted net loss per Class A Unit	$(5.25)	$(9.39)	$(14.76)	$(16.96)

Weighted average Class A Units outstanding - basic	4,858	4,858	4,858	4,858

Supplemental Data and Reconciliation of Non-GAAP Items:

	Three months ended		Twelve months ended
	October 31		October 31
	2021	2020	2021	2020
Net loss attributable to Ferrellgas Partners, L.P.	$(8,606)	$(46,062)	$(30,955)	$(83,203)
Income tax expense	96	87	750	420
Interest expense	25,395	54,226	144,785	201,491
Depreciation and amortization expense	20,295	21,390	84,286	82,652
EBITDA	37,180	29,641	198,866	201,360
Non-cash employee stock ownership plan compensation charge	909	708	3,416	2,784
Loss on asset sales and disposal	1,410	813	2,428	6,502
Loss on extinguishment of debt	—	—	104,834	37,399
Other (income) expense, net	(4,264)	(108)	(8,426)	220
Reorganization expense - professional fees	—	—	10,467	—
Severance expense includes $60 and $449 in operating expense for the three and twelve months ended October 31, 2021, respectively. Also includes $156 and $844 in general and administrative expense for the three and twelve months ended October 31, 2021, respectively.	216	684	1,293	1,424
Legal fees and settlements related to non-core businesses	2,131	2,508	9,806	6,871
Provision for doubtful accounts related to non-core businesses	—	—	(500)	17,325
Lease accounting standard adjustment and other	—	—	—	161
Net loss attributable to noncontrolling interest (a)	(254)	(391)	(565)	(535)
Adjusted EBITDA (b)	37,328	33,855	321,619	273,511
Net cash interest expense (c)	(19,119)	(51,716)	(127,556)	(191,379)
Maintenance capital expenditures (d)	(3,579)	(5,177)	(24,570)	(21,950)
Cash paid for income taxes	—	(35)	(671)	(324)
Proceeds from certain asset sales	641	700	4,529	3,862
Distributable cash flow attributable to equity investors (e)	15,271	(22,373)	173,351	63,720
Less: Distributions accrued or paid to preferred unitholders	17,345	—	41,369	—
Distributable cash flow attributable to general partner and non-controlling interest	(340)	575	(1,395)	(1,289)
Distributable cash flow attributable to Class A and B Unitholders (f)	(2,414)	(21,798)	130,587	62,431
Less: Distributions paid to Class A and B Unitholders	—	—	—	—
Distributable cash flow excess (g)	$(2,414)	$(21,798)	$130,587	$62,431

Propane gallons sales
Retail - Sales to End Users	115,825	118,018	629,864	626,134
Wholesale - Sales to Resellers	44,055	49,590	222,490	235,080
Total propane gallons sales	159,880	167,608	852,354	861,214

(a)	Amounts allocated to the general partner for its 1.0101% interest (excluding the economic interest attributable to the preferred unitholders) in the operating partnership, Ferrellgas, L.P.
(b)	Adjusted EBITDA is calculated as net loss attributable to Ferrellgas Partners, L.P., plus the sum of the following: income tax expense, interest expense, depreciation and amortization expense, non-cash employee stock ownership plan compensation charge, loss on asset sales and disposals, loss on extinguishment of debt, other (income) expense, net, reorganization expense – professional fees, severance expense, legal fees and settlements related to non-core businesses, provision for doubtful accounts related to non-core businesses, lease accounting standard adjustment and other and net loss attributable to noncontrolling interest. Management believes the presentation of this measure is relevant and useful because it allows investors to view the partnership's performance in a manner similar to the method management uses, adjusted for items management believes make it easier to compare its results with other companies that have different financing and capital structures.

Adjusted EBITDA, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of Adjusted EBITDA that will not occur on a continuing basis may have associated cash payments. Adjusted EBITDA should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(c)	Net cash interest expense is the sum of interest expense less non-cash interest expense and other income (expense), net. This amount includes interest expense related to the terminated accounts receivable securitization facility.
(d)	Maintenance capital expenditures include capitalized expenditures for betterment and replacement of property, plant and equipment, and may from time to time include the purchase of assets that are typically leased.
(e)	Distributable cash flow attributable to equity investors is calculated as Adjusted EBITDA minus net cash interest expense, maintenance capital expenditures and cash paid for income taxes plus proceeds from certain asset sales. Management considers distributable cash flow attributable to equity investors a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to equity investors, including holders of the operating partnership’s Preferred Units. Distributable cash flow attributable to equity investors, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow attributable to equity investors that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to equity investors should be viewed in conjunction with measurements that are computed in accordance with GAAP.
(f)	Distributable cash flow attributable to Class A and B Unitholders is calculated as Distributable cash flow attributable to equity investors minus distributions accrued or paid on the Preferred Units and distributable cash flow attributable to general partner and noncontrolling interest. Management considers distributable cash flow attributable to Class A and B Unitholders a meaningful measure of the partnership’s ability to declare and pay quarterly distributions to Class A and B Unitholders. Distributable cash flow attributable to Class A and B Unitholders, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added to our calculation of distributable cash flow attributable to Class A and B Unitholders that will not occur on a continuing basis may have associated cash payments. Distributable cash flow attributable to Class A and B Unitholders should be viewed in conjunction with measurements that are computed in accordance with GAAP.

(g)	Distributable cash flow excess is calculated as Distributable cash flow attributable to Class A and B Unitholders minus Distributions paid to Class A and B Unitholders. Distributable cash flow excess, if any, is retained to establish reserves, to reduce debt, to fund capital expenditures and for other partnership purposes, and any shortage is funded from previously established reserves, cash on hand or borrowings under our Credit Facility or, previously, under our terminated accounts receivable securitization facility. Management considers Distributable cash flow excess a meaningful measure of the partnership’s ability to effectuate those purposes. Distributable cash flow excess, as management defines it, may not be comparable to similarly titled measurements used by other companies. Items added into our calculation of distributable cash flow excess that will not occur on a continuing basis may have associated cash payments. Distributable cash flow excess should be viewed in conjunction with measurements that are computed in accordance with GAAP.